Exhibit 99.1

Contact at 214-432-2000
David B. Powers
Chief Executive Officer
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS SECOND QUARTER EPS UP 17%

ON RECORD REVENUE

DALLAS, TX (October 30, 2018) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2019 ended September 30, 2018. Notable items for the quarter are highlighted below. (Unless otherwise noted, all comparisons are with the prior year’s fiscal second quarter):

Second Quarter Fiscal 2019 Results

•	Record second quarter revenue of $381.5 million, up 1%

•	Net earnings per diluted share of $1.53, up 17%

•	Approximately 740,000 shares repurchased for $70 million

Commenting on the second quarter results, Dave Powers, Chief Executive Officer, said, “We are happy to have delivered strong second quarter results despite unusually wet weather that limited our sales opportunities in many markets. Our Texas cement market experienced one of the wettest Septembers on record, while our southeastern wallboard markets dealt with the impact of Hurricane Florence. Fortunately, our employees and our facilities were unharmed. And we continued to generate meaningful cashflow which was used primarily to repurchase our shares.”

Mr. Powers concluded, “Looking ahead, we continue to believe the prospects for our businesses remain favorable, and we anticipate a good second half.”

Segment Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates and Joint Venture and intersegment Cement revenue, was $232.4 million, a 1% decline from the second quarter of fiscal 2018. Heavy Materials operating earnings decreased 4% to $61.6 million primarily because of lower profits at our Texas cement facility and our Concrete and Aggregates business, both of which were affected by the unusually wet weather during the quarter.

Cement revenue for the quarter, including Joint Venture and intersegment revenue, was up 1% to $193.2 million, reflecting improved net sales prices partially offset by lower sales volume. The average net sales price for the quarter improved 1% to $107.56 per ton. Higher freight costs affected net cement prices by approximately $1.50 per ton during the quarter. Cement sales volume for the quarter was 1.6 million tons, down 1% versus the prior year.

Operating earnings from Cement for the second quarter were $57.5 million, 2% below the same quarter a year ago. The earnings decline was primarily due to lower sales volume at our Texas cement facility and higher freight costs.

Concrete and Aggregates revenue for the second quarter was $39.2 million, a decrease of 9%. Second quarter operating earnings were $4.1 million, a 27% decline, reflecting lower sales volume partially offset by improved pricing. Our primary concrete and aggregates markets experienced heavier rainfall than typical during the quarter which hampered their ability to move product.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, increased 3% to $155.2 million. The improvement reflects higher wallboard net sales prices partially offset by lower wallboard sales volume. The average Gypsum Wallboard net sales price for the second quarter of fiscal 2019 was $165.01 per MSF, a 7% improvement. Sequentially, higher freight costs during the quarter affected the net sales price by nearly $1 per MSF. Gypsum Wallboard sales volume was 629 million square feet (MMSF), down approximately 3%, reflecting the disruption from Hurricane Florence in our southeastern markets as well as the timing of pre-buy activity prior to our mid-July price increase that pulled shipments forward into the first quarter of the fiscal year.

The average Paperboard net sales price this quarter was $508.17 per ton, down 9%. Paperboard sales volume for the quarter was flat with the prior year as the papermill remains in a sold-out position.

Operating earnings were $54.3 million in the sector, an increase of 18%, reflecting improved wallboard net sales prices and lower operating costs. The reduced operating costs primarily reflected lower recycled fiber costs during the quarter.

Oil and Gas Proppants

Revenue in the Oil and Gas Proppants segment was $19.1 million, a decline of 13%, reflecting lower net sales prices partially offset by a 2% increase in frac sand sales volume. Our improved sales volume reflected sales activity from our new drying plant in Illinois, which was operational for the full quarter. During the quarter, pricing for our frac sand came under pressure as overall frac sand demand declined, primarily in the Permian Basin, where oil pipeline capacity limitations have reduced completion activity leading to excess frac sand in the marketplace. It is unclear how long these market conditions will persist. The second quarter’s operating loss of $7.9 million included $9.4 million of depreciation, depletion and amortization.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within Eagle for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Aggregates, Concrete, Gypsum Wallboard, Recycled Paperboard and Frac Sand from over 75 facilities across the U.S. Eagle is headquartered in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Tuesday, October 30, 2018. The conference call will be webcast simultaneously on the EXP website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the website for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard, cement and frac sand industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

David B. Powers

Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1 Statement of Consolidated Earnings

Attachment 2 Revenue and Earnings by Lines of Business

Attachment 3 Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

Attachment 4 Consolidated Balance Sheets

Attachment 5 Depreciation, Depletion and Amortization by Lines of Business

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenue	$381,499	$376,315	$775,255	$742,436
Cost of Goods Sold	283,568	279,561	585,690	559,623

Gross Profit	97,931	96,754	189,565	182,813
Equity in Earnings of Unconsolidated JV	10,173	11,955	19,424	21,831
Corporate General and Administrative Expenses	(9,922)	(9,821)	(17,925)	(19,500)
Litigation Settlements and Losses	—	—	(1,800)	—
Other Non-Operating Income	428	887	999	1,644

Earnings before Interest and Income Taxes	98,610	99,775	190,263	186,788
Interest Expense, net	(6,817)	(7,456)	(13,449)	(14,939)

Earnings before Income Taxes	91,793	92,319	176,814	171,849
Income Tax Expense	(19,190)	(28,957)	(37,872)	(53,605)

Net Earnings	$72,603	$63,362	$138,942	$118,244

EARNINGS PER SHARE
Basic	$1.54	$1.32	$2.93	$2.46

Diluted	$1.53	$1.31	$2.90	$2.43

AVERAGE SHARES OUTSTANDING
Basic	47,219,532	48,053,733	47,453,655	48,087,625

Diluted	47,563,818	48,504,767	47,853,472	48,579,984

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenue*
Heavy Materials:
Cement (Wholly Owned)	$163,609	$160,996	$318,955	$310,832
Concrete and Aggregates	39,243	43,029	79,752	86,535

	202,852	204,025	398,707	397,367
Light Materials:
Gypsum Wallboard	129,609	123,068	272,024	249,881
Gypsum Paperboard	25,572	27,200	53,358	54,256

	155,181	150,268	325,382	304,137
Oil and Gas Proppants	19,080	22,022	40,838	40,932
Other	4,386	—	10,328	—

Total Revenue	$381,499	$376,315	$775,255	$742,436

Segment Operating Earnings
Heavy Materials:
Cement (Wholly Owned)	$47,374	$46,797	$75,457	$80,102
Cement (Joint Venture)	10,173	11,955	19,424	21,831
Concrete and Aggregates	4,100	5,619	9,584	11,640

	61,647	64,371	104,465	113,573
Light Materials:
Gypsum Wallboard	45,671	39,575	96,151	83,396
Gypsum Paperboard	8,609	6,517	18,603	11,455

	54,280	46,092	114,754	94,851
Oil and Gas Proppants	(7,921)	(1,754)	(10,612)	(3,780)
Other Income	98	—	382	—

Sub-total	108,104	108,709	208,989	204,644
Corporate General and Administrative Expense	(9,922)	(9,821)	(17,925)	(19,500)
Litigation Settlements and Losses	—	—	(1,800)	—
Other Non-Operating Income	428	887	999	1,644

Earnings before Interest and Income Taxes	$98,610	$99,775	$190,263	$186,788

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Cement (M Tons):
Wholly Owned	1,339	1,343	0%	2,614	2,611	0%
Joint Venture	218	227	-4%	454	470	-3%

	1,557	1,570	-1%	3,068	3,081	0%
Concrete (M Cubic Yards)	290	333	-13%	609	690	-12%
Aggregates (M Tons)	1,013	1,049	-3%	1,869	1,944	-4%
Gypsum Wallboard (MMSF)	629	651	-3%	1,339	1,305	+3%
Paperboard (M Tons):
Internal	31	32	-3%	63	63	0%
External	48	47	+2%	98	95	+3%

	79	79	0%	161	158	+2%
Frac Sand (M Tons)	398	389	+2%	764	704	+9%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Cement (Ton)	$107.56	$106.96	+1%	$108.12	$106.95	+1%
Concrete (Cubic Yard)	$103.72	$100.66	+3%	$102.64	$99.78	+3%
Aggregates (Ton)	$9.38	$9.26	+1%	$9.55	$9.24	+3%
Gypsum Wallboard (MSF)	$165.01	$153.71	+7%	$162.73	$156.37	+4%
Paperboard (Ton)	$508.17	$561.26	-9%	$520.36	$555.48	-6%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenue
	Quarter Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Intersegment Revenue:
Cement	$4,073	$4,654	$8,251	$9,583
Concrete and Aggregates	501	402	832	815
Paperboard	15,705	18,159	33,052	35,516

	$20,279	$23,215	$42,135	$45,914

Cement Revenue:
Wholly Owned	$163,609	$160,996	$318,955	$310,832
Joint Venture	25,479	26,000	52,743	54,170

	$189,088	$186,996	$371,698	$365,002

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31,
	2018	2017	2018*
ASSETS
Current Assets –
Cash and Cash Equivalents	$10,002	$31,056	$9,315
Restricted Cash	—	—	38,753
Accounts and Notes Receivable, net	174,550	169,125	141,685
Inventories	238,869	239,189	258,159
Federal Income Tax Receivable	5,924	—	5,750
Prepaid and Other Assets	7,751	7,440	5,073

Total Current Assets	437,096	446,810	458,735

Property, Plant and Equipment –	2,636,249	2,515,337	2,586,528
Less: Accumulated Depreciation	(1,011,511)	(946,934)	(991,229)

Property, Plant and Equipment, net	1,624,738	1,568,403	1,595,299
Investments in Joint Venture	60,482	52,960	60,558
Notes Receivable	3,144	476	115
Goodwill and Intangibles	237,738	240,947	239,342
Other Assets	16,314	11,445	13,954

	$2,379,512	$2,321,041	$2,368,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$92,479	$79,194	$73,459
Accrued Liabilities	62,223	59,788	105,870
Federal Income Tax Payable	—	1,211	—
Current Portion of Senior Notes	—	81,214	—

Total Current Liabilities	154,702	221,407	179,329

Long-term Liabilities	31,099	44,038	31,096
Bank Credit Facility	250,000	195,000	240,000
Private Placement Senior Unsecured Notes	36,500	36,500	36,500
4.500% Senior Unsecured Notes due 2026	344,757	344,088	344,422
Deferred Income Taxes	129,851	167,335	118,966
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; None issued Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 47,189,378; 48,624,085 and 48,282,784 Shares, respectively	472	486	483
Capital in Excess of Par Value	7,752	150,029	122,379
Accumulated Other Comprehensive Losses	(3,900)	(7,002)	(4,012)
Retained Earnings	1,428,279	1,169,160	1,298,840

Total Stockholders’ Equity	1,432,603	1,312,673	1,417,690

	$2,379,512	$2,321,041	$2,368,003

*	From audited financial statements

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents depreciation, depletion and amortization by lines of business for the quarter ended September 30, 2018 and 2017:

	Depreciation, Depletion and Amortization
	Quarter Ended September 30,
	2018	2017
Cement	$12,746	$12,662
Concrete and Aggregates	2,052	1,929
Gypsum Wallboard	5,201	4,473
Paperboard	2,128	2,172
Oil and Gas Proppants	9,398	8,518
Corporate and Other	801	552

	$32,326	$30,306